CERBCO, Inc.
CONSOLIDATING SCHEDULE - STATEMENT OF EARNINGS INFORMATION
THREE MONTHS ENDED MARCH 31, 1997
(unaudited)

                                              CERBCO, Inc.                       CERBCO, Inc.    Insituform East,   Capitol Office
                                              Consolidated     Eliminations    Unconsolidated     Incorporated     Solutions, Inc.

Sales                                         $12,211,442               $0                $0       $6,271,529        $5,939,913
                                              -----------          -------         ---------       ----------        ----------
Costs and Expenses:
  Cost of sales                                 9,273,465                0                 0        5,813,443         3,433,313
  Selling, general and administrative expenses  2,735,662                0           372,049        1,293,307         1,097,015
                                              -----------          -------         ---------       ----------        ----------
    Total Costs and Expenses                   12,009,127                0           372,049        7,106,750         4,530,328
                                              -----------          -------         ---------       ----------        ----------
Operating Profit (Loss)                           202,315                0          (372,049)        (835,221)        1,409,585
Investment Income                                 120,481                0            17,845           33,734            68,902
Interest Expense                                  (10,688)               0                 0           (9,389)           (1,299)
Other Income (Expense) - net                      (13,653)               0           (21,967)          26,174           (17,860)
Earnings (Loss) Before Income Taxes and       -----------          -------         ---------       ----------        ----------
    Non-Owned Interests                           298,455                0          (376,171)        (784,702)        1,459,328

Provision (Credit) for Income Taxes               189,000                0                 0         (321,000)          510,000
                                              -----------          -------         ---------       ----------        ----------
Earnings (Loss) Before Non-Owned Interests        109,455                0          (376,171)        (463,702)          949,328

Non-Owned Interests in Earnings of
    Consolidated Subsidiaries                      16,179  (A)     (20,300)                0           36,479                 0
                                              -----------          -------         ---------       ----------        ----------
NET EARNINGS (LOSS)                               $93,276  (B)     $20,300         $(376,171)       $(500,181)         $949,328
                                              ===========          =======         =========       ==========        ==========

CERBCO, Inc.
CONSOLIDATING SCHEDULE - STATEMENT OF EARNINGS INFORMATION
NINE MONTHS ENDED MARCH 31, 1997
(unaudited)

                                              CERBCO, Inc.                       CERBCO, Inc.    Insituform East,   Capitol Office
                                              Consolidated      Eliminations    Unconsolidated     Incorporated     Solutions, Inc.

Sales                                         $35,671,182               $0                $0      $18,229,917       $17,441,265
                                              -----------        ---------         ---------      -----------       -----------
Costs and Expenses:
  Cost of sales                                26,026,599                0                 0       15,447,279        10,579,320
  Selling, general and administrative expenses  7,692,995                0           820,069        3,832,281         3,040,645
                                              -----------        ---------         ---------       ----------        ----------
    Total Costs and Expenses                   33,719,594                0           820,069       19,279,560        13,619,965
                                              -----------        ---------         ---------       ----------        ----------
Operating Profit (Loss)                         1,951,588                0          (820,069)      (1,049,643)        3,821,300
Investment Income                                 394,521                0            99,881          117,444           177,196
Interest Expense                                  (28,315)               0                 0          (23,800)           (4,515)
Other Income (Expense) - net                       12,185                0           (38,504)         104,269           (53,580)
Earnings (Loss) Before Income Taxes and       -----------        ---------         ---------        ---------        ----------
    Non-Owned Interests                         2,329,979                0          (758,692)        (851,730)        3,940,401

Provision (Credit) for Income Taxes               917,000                0           (90,000)        (378,000)        1,385,000
                                              -----------        ---------         ---------        ---------        ----------
Earnings (Loss) Before Non-Owned Interests      1,412,979                0          (668,692)        (473,730)        2,555,401

Non-Owned Interests in Earnings of
    Consolidated Subsidiaries                     569,813  (C)     456,738                 0          113,075                 0
                                              -----------        ---------         ---------        ---------        ----------
NET EARNINGS (LOSS)                              $843,166  (D)   $(456,738)        $(668,692)       $(586,805)       $2,555,401
                                              ===========        =========         =========        =========        ==========

CERBCO, Inc.
CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
MARCH 31, 1997
(unaudited)

                                               CERBCO, Inc.                      CERBCO, Inc.   Insituform East,   Capitol Office
                                               Consolidated     Eliminations    Unconsolidated    ncorporated      Solutions, Inc.

ASSETS

Current Assets:
  Cash and cash equivalents                   $10,322,302                 $0      $2,453,664       $2,318,248        $5,550,390
  Accounts receivable                           8,694,450                  0             198        6,458,524         2,235,728
  Inventories                                   3,692,408                  0               0        1,839,988         1,852,420
  Prepaid and refundable taxes                    817,448                  0          48,292          769,156                 0
  Deferred income taxes                           133,000                  0               0                0           133,000
  Prepaid expenses and other                      575,553                  0               0          383,891           191,662
                                              -----------       ------------     -----------      -----------       -----------
TOTAL CURRENT ASSETS                           24,235,161                  0       2,502,154       11,769,807         9,963,200

Investment in and Advances to Subsidiaries:
  Investment in subsidiaries                            0  (E)   (13,551,903)     13,551,903                0                 0
  Intercompany receivables and payables                 0                  0          22,586           (3,084)          (19,502)

Property, Plant and Equipment - net of
  accumulated depreciation                     12,136,935                  0          90,158       11,850,316           196,461

Other Assets:
  Excess of acquisition cost over value of net
    assets acquired - net                       4,609,182  (E)     2,430,475               0                0         2,178,707
  Cash surrender value of life insurance          681,208                  0         681,208                0                 0
  Deferred income taxes                            41,000                  0               0                0            41,000
  Deposits and other                              180,021                  0          62,837           91,000            26,184
                                              -----------       ------------     -----------      -----------       -----------
TOTAL ASSETS                                  $41,883,507       $(11,121,428)    $16,910,846      $23,708,039       $12,386,050
                                              ===========       ============     ===========      ===========       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities     $5,003,162                 $0        $128,752       $4,172,494          $701,916
  Deferred revenue                                526,350                  0               0                0           526,350
  Current portion of capital lease obligations     41,045                  0               0           27,155            13,890
                                              -----------        -----------     -----------      -----------       -----------
TOTAL CURRENT LIABILITIES                       5,570,557                  0         128,752        4,199,649         1,242,156

Long-Term Liabilities:
  Capital lease obligations                       159,783                  0               0          147,135            12,648
  Deferred income taxes                         1,043,000                  0               0        1,043,000                 0
  Accrued SERP liability                          402,185                  0         402,185                0                 0
                                              -----------        -----------     -----------      -----------       -----------
TOTAL LIABILITIES                               7,175,525                  0         530,937        5,389,784         1,254,804
                                              -----------        -----------     -----------      -----------       -----------
Non-Owned Interests:                           16,816,215  (C)(E) 14,450,007               0        2,366,208                 0
                                              -----------        -----------     -----------      -----------       -----------
Stockholders' Equity:
  Common stock                                    117,760  (E)      (175,486)        117,760          175,486                 0
  Class B stock                                    29,635  (E)       (12,024)         29,635           11,904               120
  Additional paid-in capital                    7,478,303  (E)    (4,750,304)      7,478,303        4,000,424           749,880
  Retained earnings                            10,266,069  (D)(E)(21,823,234)      8,754,211       12,953,846        10,381,246
  Treasury stock                                        0  (E)     1,189,613               0       (1,189,613)                0
                                              -----------       ------------     -----------      -----------       -----------
TOTAL STOCKHOLDERS' EQUITY                     17,891,767        (25,571,435)     16,379,909       15,952,047        11,131,246
                                              -----------       ------------     -----------      -----------       -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $41,883,507       $(11,121,428)    $16,910,846      $23,708,039       $12,386,050
                                              ===========       ============     ===========      ===========       ===========

CERBCO, Inc.
CONSOLIDATING ELIMINATION ENTRIES
MARCH 31, 1997
(unaudited)


(A)
Non-owned interests                                             $20,300
  Non-owned interests in earnings of subsidiaries                                  $20,300
To record  non-owned  interests in earnings or loss of
  subsidiaries for the three months ended March 31, 1997.

(B)
Current quarter earnings adjustments                            $20,300
  Retained earnings                                                                $20,300
To close out impact of  eliminating  entries on current
  quarter's  statement  of earnings.

(C)
Non-owned interests in earnings of subsidiaries                $456,738
  Non-owned interests                                                             $456,738
To record  non-owned  interests in earnings of  subsidiaries for the nine months ended March 31, 1997.

(D)
Retained earnings                                              $456,738
  Current quarter earnings adjustments                                            $456,738
To close out impact of eliminating entries on six month's
  statement of earnings.

(E)
Common stock                                                   $175,486
Class B stock                                                    12,024
Additional paid-in capital                                    4,750,304
Retained earnings                                            21,366,496
Excess of acquisition cost over value of net assets acquired  2,430,475
  Treasury stock                                                                $1,189,613
  Non-owned interests                                                           13,993,269
  Investment in subsidiaries                                                    13,551,903
To eliminate investments in consolidated subsidiaries.
